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                           [GERARD McEVOY LETTERHEAD]





                        CONSENT OF INDEPENDENT AUDITORS


   I consent to the incorporation by reference in this Registration Statement on Form S-3 of my report dated June 6, 1997 of my audit of the financial statements of Green Oaks Golf Practice Center, Inc. as of December 31, 1996. I also consent to the reference to my firm under the caption "Experts".



/s/ Gerard McEvoy
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Gerard McEvoy, CPA
Dallas, Texas